Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, par value $0.01, of e.l.f. Beauty, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 23, 2018

Marathon Partners L.P

By:	Marathon Partners Equity Management, LLC, its General Partner

By:	/s/ Mario D. Cibelli
	Name:	Mario D. Cibelli
	Title:	Managing Member

Marathon Focus Fund L.P.

By:	Cibelli Research & Management, LLC, its General Partner

By:	/s/ Mario D. Cibelli
	Name:	Mario D. Cibelli
	Title:	Managing Member

Marathon Partners LUX Fund, L.P.

By:	Cibelli Research & Management, LLC, its General Partner

By:	/s/ Mario D. Cibelli
	Name:	Mario D. Cibelli
	Title:	Managing Member

Cibelli Research & Management, LLC

By:	/s/ Mario D. Cibelli
	Name:	Mario D. Cibelli
	Title:	Managing Member

Marathon Partners Equity Management, LLC

By:	/s/ Mario D. Cibelli
	Name:	Mario D. Cibelli
	Title:	Managing Member

/s/ Mario D. Cibelli
MARIO D. CIBELLI